UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40177	85-3984427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10485 NE 6th Street, Unit 3930 Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 949-1111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	DTOCU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	DTOC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	DTOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2021, the Registration Statement on Form S-1 (File No. 333- 253079) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Digital Transformation Opportunities Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission and the Company subsequently filed, on March 9, 2021, a Registration Statement on Form S-1(File No. 333-254066) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing. On March 12, 2021, the Company consummated the IPO of 33,350,000 units (the “Units”), which includes 3,350,000 Units as a result of the underwriter’s partial exercise of its option to purchase up to 4,500,000 additional Units. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-fourth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $333,500,000 (before underwriting discounts and commissions and offering expenses).

Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated March 9, 2021, between the Company and Barclays Capital Inc., which contains customary representations and warranties and indemnification of the underwriter by the Company
●	a Private Placement Warrant Purchase Agreement, dated March 9, 2021, between the Company and Digital Transformation Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor purchased 6,113,333 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”);
●	a Warrant Agreement, dated March 9, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;
●	an Investment Management Trust Agreement, dated March 9, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;
●	a Registration and Stockholder Rights Agreement, dated March 9, 2021, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold, and, upon consummation of the initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;
●	a Letter Agreement, dated March 9, 2021, among the Company, the Sponsor and each of the initial stockholders, directors and officers of the Company, pursuant to which the Sponsor and each of the initial stockholders, directors and officers of the Company have agreed to vote any shares of Class A Common Stock held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months or such longer period as is approved by the Company’s stockholders (the “Extension Period”); to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations; and
●	Indemnification Agreements, each dated March 9, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 6,113,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $9,170,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that, if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios (except in certain redemption scenarios when the price per share of Class A Common Stock equals or exceeds $10.00 (as adjusted)), (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by, the Warrant Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2021, in connection with the IPO, Bradley Fluegel, Heather Zynczak and Jim Moffatt (the “New Directors” and, collectively with Kevin Nazemi, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective March 9, 2021, each of Bradley Fluegel, Heather Zynczak and Jim Moffatt were appointed to the Board’s Audit Committee, with Bradley Fluegel serving as the chair of the Audit Committee, and each of Heather Zynczak and Jim Moffatt were appointed to the Board’s Compensation Committee, with Heather Zynczak serving as the chair of the Compensation Committee.

On March 9, 2021, the Sponsor transferred 25,000 shares of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), to each of Bradley Fluegel, Heather Zynczak and Jim Moffatt in connection with his or her service as an independent director of the Company. On March 9, 2021, the Sponsor transferred 150,000 shares of the Company’s Class B Common Stock to Kyle Francis in connection with his service as the Chief Financial Officer of the Company.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Certificate of Incorporation.

On March 9, 2021, the Company adopted its Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01 Other Events.

The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $333,500,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public stockholders and the underwriter of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations and to pay up to $100,000 in dissolution expenses, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of the Company’s initial business combination; (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (c) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 24 months from the closing of this offering or during any Extension Period, subject to applicable law.

On March 9, 2021, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing the pricing of the IPO. On March 12, 2021, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference, announcing the closing of the IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 9, 2021, between the Company and Barclays Capital Inc.

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement, dated March 9, 2021, between Continental Stock Transfer & Trust Company and the Company

10.1	Private Placement Warrant Purchase Agreement, dated March 9, 2021, between the Company and Digital Transformation Sponsor LLC

10.2	Investment Management Trust Account Agreement, dated March 9, 2021, between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Stockholder Rights Agreement, dated March 9, 2021, among the Company, the Sponsor and the other Holders (as defined therein) thereto

10.4	Letter Agreement, dated March 9, 2021, among the Company, the Sponsor and each of the directors and officers of the Company

10.5	Indemnification Agreement, dated March 9, 2021, between the Company and Kevin Nazemi

10.6	Indemnification Agreement, dated March 9, 2021, between the Company and Kyle Francis

10.7	Indemnification Agreement, dated March 9, 2021, between the Company and Bradley Fluegel

10.8	Indemnification Agreement, dated March 9, 2021, between the Company and Heather Zynczak

10.9	Indemnification Agreement, dated March 9, 2021, between the Company and Jim Moffatt

99.1	Press Release, dated March 9, 2021

99.2	Press Release, dated March 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2021

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

By:	/s/ Kevin Nazemi
Name:	Kevin Nazemi
Title:	Chief Executive Officer